UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

       May 5, 2020
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

As previously announced, on April 16, 2020, inTEST Corporation (the "Company") entered into a Term Note (the “Company Note”) with M&T Bank (“M&T”) pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (the "SBA"). The Company’s wholly owned subsidiaries, Ambrell Corporation ("Ambrell"), inTEST EMS, LLC ("EMS"), Temptronic Corporation ("Temptronic") and inTEST Silicon Valley Corporation ("Silicon Valley") (collectively with the Company, the “Borrowers”), each also entered a Term Note with M&T (each, a "Note" and collectively with the Company Note, the “Notes”) pursuant to the PPP of the CARES Act. Each of the Notes was dated April 16, 2020, except for the EMS Note, which was dated April 14, 2020. The principal amount of each Note was as follows: the Company received $141,035; Ambrell received $913,102; EMS received $416,400; Temptronic received $1,099,410; and Silicon Valley received $259,260. The Borrowers intended to use the proceeds of the Notes to cover certain qualified expenses, including payroll costs, rent and utility costs in accordance with the relevant terms and conditions of the PPP under the CARES Act. Interest accrued on each of the Notes at the rate of 1.00% per annum. Subject to any forgiveness under the PPP, each of the Notes were to mature two years following the date of issuance of the Note and included a period for the first six months during which time required payments of interest and principal were to be deferred. Beginning on the seventh month following the date of the Notes, each Borrower was required to make 18 monthly payments of principal and interest. The Notes could be prepaid at any time prior to maturity with no prepayment penalties. The Notes provided for customary events of default, including, among others, those relating to failure to make payments, bankruptcy, breaches of representations and material adverse effects. The Borrowers did not provide any collateral or guarantees for the Notes. The Borrowers applied for the Notes in good faith after carefully reviewing the Borrowers’ financial condition, and the economic impact and uncertainty caused by the COVID-19 pandemic and determining that at that time the funds were necessary to maintain ongoing operations. Due to the new and changing guidance and statements from the SBA and U.S. Department of Treasury issued after the Borrowers applied for and entered into the Notes, the Borrowers determined that they would repay the Notes. Accordingly, on May 5, 2020, in light of the SBA’s new guidance, the Borrowers repaid the full amount of the Notes to M&T along with the applicable interest.

Item 2.02.    Results of Operations and Financial Condition

On May 8, 2020, inTEST Corporation (the "Company") issued a press release, held a webcast conference call (as previously announced) and posted conference call supplemental information to its website regarding its financial results for the first quarter ended March 31, 2020. The Company's press release is furnished as Exhibit 99.1, the conference call supplemental information is furnished as Exhibit 99.2 and the textual representation of the conference call is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	2020 First Quarter Results Press Release dated May 8, 2020.
99.2	First Quarter 2020 Conference Call Supplemental Information dated May 8, 2020.
99.3	Textual representation of conference call of May 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   May 11, 2020